Exhibit (j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 77 to the Registration Statement of Voya Separate Portfolios Trust (File No. 333-141111), on Form N-1A under the Securities Act of 1933, as amended.

/s/Ropes & Gray LLP
Ropes & Gray LLP

Boston, MA
May 31, 2018